Exhibit 99.1

TransDigm Acquires Skandia Inc. from Graycliff Partners LP

CLEVELAND, July 13, 2018 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) announced today that it has completed the acquisition of Skandia Inc. (“Skandia”) from Graycliff Partners LP for a total purchase price of approximately $84 million, including the assumption of debt.
Skandia, headquartered in Davis Junction, Illinois, is a leading provider of highly engineered seating foam, foam fabrication, flammability testing and acoustic solutions for the business jet market. Annual revenues are approximately $26 million, and the company currently employs 70 people. Nearly 85% of revenues are derived from the business jet market with the remainder from commercial aerospace applications. The company’s products are primarily proprietary and sole source with over 50% of revenues derived from aftermarket content. Skandia is on all major business jet platforms, including those of Bombardier, Cessna, Dassault, Embraer and Gulfstream.
W. Nicholas Howley, Executive Chairman of TransDigm Group Incorporated, stated, “Skandia is a long standing supplier of proprietary, sole source products with established positions on nearly all business jet platforms, strong aftermarket content and an outstanding reputation with its customers. Skandia fits well with our consistent product and acquisition strategy. As with all TransDigm acquisitions, we expect the Skandia acquisition to create equity value in-line with our long-term private equity type return objectives.”
Houlihan Lokey served as exclusive financial advisor to Skandia.

About TransDigm
TransDigm Group Incorporated, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm's actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm. These risks and uncertainties include but are not limited to failure to complete or successfully integrate the acquisition; that the acquired business does not perform in accordance with our expectations; and other factors. Further information regarding important factors that could cause actual results to differ materially from projected results can be found in TransDigm's Annual Report on Form 10-K and other reports that TransDigm or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:     Liza Sabol
    Director of Investor Relations
    (216) 706-2945
    ir@transdigm.com